EXHIBIT 23.1
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INDEPENDENT AUDITORS' CONSENT

The Board of Directors Network-1
Security Solutions, Inc.

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 (of which this consent is filed as Exhibit 23.1) pertaining to the Network-1 Security Solutions, Inc. and to the incorporation by reference therein of our report dated March 8, 2007 related to the financial statements of Network-1 Security Solutions, Inc. for the year ended December 31, 2006 and December 31, 2005 included in its Annual Report on Form 10-KSB for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

                                          /s/ Radin, Glass & Co., LLP
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                                          Radin, Glass & Co., LLP


                                          New York, New York
                                          June 13, 2007